Exhibit 99.2

SurModics Completes Sale of Pharmaceutical Assets

EDEN PRAIRIE, Minnesota – November 17, 2011 – SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification technologies to the healthcare industry, announced today that it has completed the previously-announced sale of its SurModics Pharmaceuticals assets to Evonik Industries AG (“Evonik”).

Under the terms of the sale, the entire portfolio of products and services of SurModics Pharmaceuticals, including the Company’s cGMP development and manufacturing facility located in Birmingham, Alabama, has been acquired by Evonik for $30 million in cash.

“The completion of the sale of the Pharma assets completes an important milestone towards achieving our goal of returning SurModics to sustainable, long-term profitability. As I previously underscored, we now have significantly strengthened our financial profile and are able to focus our full resources on advancing our core Medical Device and IVD businesses,” said Gary Maharaj, president and chief executive officer. “We remain grateful for the hard work of the Pharma employees and know they will achieve great success through the strong strategic fit with Evonik.”

The Company expects to report the Pharma business as discontinued operations in its first quarter Fiscal 2012 financial results.

About SurModics, Inc.

SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

About Evonik Industries

Evonik, the creative industrial group from Germany, is one of the world leaders in specialty chemicals. Its activities focus on the key megatrends health and nutrition, resource efficiency and globalization. In 2010 about 80 percent of the Group’s chemicals sales came from activities where it ranks among the market leaders. Evonik benefits specifically from its innovative prowess and integrated technology platforms. Evonik’s Pharma Polymers Product Line, which already includes its EUDRAGIT® and RESOMER® platforms, makes Evonik a leading developer and producer of functional pharmaceutical excipients for oral and depot formulations.

Evonik is active in over 100 countries around the world. In fiscal 2010 more than 34,000 employees generated sales of around €13.3 billion and an operating profit (EBITDA) of about €2.4 billion.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to return to sustainable, long-term profitability, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (2) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

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Contact

SurModics, Inc.

Timothy J. Arens, Vice President of Finance and interim Chief Financial Officer

952-500-7000